Filed pursuant to Rule 424(b)(3) of the Securities Act of 1933
                                     Registration Nos. 333-25913,333-25913-01
PROSPECTUS
__________

                        EQUITABLE OF IOWA COMPANIES
                              CAPITAL TRUST II

         OFFER TO EXCHANGE ITS 8.424% SERIES B CAPITAL SECURITIES
             WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
             ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                    8.424% SERIES A CAPITAL SECURITIES

             (Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed, as described herein, by

                        EQUITABLE OF IOWA COMPANIES


  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 6, 1997, UNLESS EXTENDED.

  Equitable of Iowa Companies Capital Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate Liquidation Amount of its 8.424% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like aggregate Liquidation Amount of its outstanding 8.424% Series A Capital Securities (the "Old
Capital Securities"), of which $50,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Equitable of Iowa Companies, an Iowa corporation (the "Company"), will exchange (i) its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee"); and (ii) all of its 8.424% Series A Subordinated Deferrable Interest Debentures (the "Old Subordinated Debentures"), of which $51,550,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.424% Series B Subordinated Deferrable Interest Debentures (the "New Subordinated Debentures"), which New Guarantee and New Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Subordinated Debentures are collectively referred to herein as the "New Securities."

  The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that
(i) the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities or the $100,000 minimum Liquidation Amount transfer restriction, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iii) the New Subordinated Debentures have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Subordinated Debentures or the $100,000 minimum aggregate principal amount transfer restriction, and (iv) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of the Capital Securities" and "Description of the Old Securities." The New Capital Securities are being offered for exchange, and the New Guarantee and New Subordinated Debentures will be exchanged, in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated as of April 3, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities that remain outstanding and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein). In the event the Exchange Offer is consummated, (i) the New Guarantee will apply to any New Capital Securities issued in the Exchange Offer, (ii) the Old Guarantee will continue to apply to any Old Capital Securities that remain outstanding, (iii) the Old Subordinated Debentures will be retired and cancelled and (iv) the New Subordinated Debentures will be issued to The First National Bank of Chicago, as Property Trustee under the Trust.

  SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                        	  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              __________________

                The date of this Prospectus is May 7, 1997.


























  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on June 6, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration
Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and the Trust in their reasonable discretion and to the terms and provisions of the Registration Rights Agreement. Old
Capital Securities may be tendered for exchange in whole or in part in denominations of $1,000 in Liquidation Amount or integral multiples of $1,000 in excess thereof. The Company has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will accumulate Distributions from the most recent Distribution Date (as defined in "Description of the Capital Securities -- Distributions") on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from April 3, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after April 3, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of May 7, 1997.

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of the Old Capital Securities" and "Plan of Distribution."

  As the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Subordinated Debentures" means the Old Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities. In addition, as used herein, (i) the "Indenture" means the Indenture dated as of March 31, 1997, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust dated as of March 31, 1997 relating to the Trust among the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the Capital Securities, and (iii) the "Guarantee Agreement" means the Series A Capital Securities Guarantee Agreement dated as of April 3, 1997 (the "Old Guarantee Agreement") between the Company and The First National Bank of Chicago, as trustee (the "Guarantee Trustee"), and, in the event the Exchange Offer is consummated, the Series B Capital Securities Guarantee Agreement to be entered into between the Company and the Guarantee Trustee (the "New Guarantee Agreement") relating to the Old Guarantee and the New Guarantee, respectively.

  The Capital Securities represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee. The Trust exists for the purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures. The Subordinated Debentures mature on April 1, 2027 (the "Stated Maturity Date"). The Capital Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Capital Securities--Subordination of Common Securities."

  Holders of the Trust Securities are entitled to receive cumulative cash distributions ("istributions" accumulating from April 3, 1997 and payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1997, at the annual rate of 8.424% of the liquidation amount of $1,000 per Trust Security (the "Liquidation Amount". So long as no
Debenture Event of Default (as defined herein - see "Description of the Subordinated Debentures - Debenture Events of Default") has occurred and is continuing, the Company has the right to defer payments of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common, preferred and preference stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.424% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash payments attributable to such interest income. See "Description of the Subordinated Debentures - Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations - Interest Income and Original Issue Discount."

  The Company has, through the Guarantee, the Common Guarantee (as defined herein), the Declaration, the Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee - Full and Unconditional Guarantee. " The Guarantee and the Common Guarantee guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of the Guarantee. " If the Company fails to make a required payment on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment to such holder of accrued but unpaid interest on Subordinated Debentures with a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder. See "Description of the Subordinated Deben tures - Enforcement of Certain Rights by Holders of Capital Securities". The obligations of the Company under the Guarantee, the Common Guarantee and the Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all existing and future Senior Indebtedness of the Company (as defined herein) to the extent and in the manner set forth in the Indenture, the Guarantee and the Common Guarantee, respectively (as described in "Description of the Subordinated Debentures - Subordination"), and are effectively subordinated to all existing and future liabilities and obliga tions of the Company's subsidiaries. As of December 31, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Guarantee, the Common Guarantee and the Subordinated Debentures was approximately $11.5 billion.

  The Trust Securities are subject to mandatory redemption in a Like Amount (as defined herein), in whole but not in part, (i) on the Stated Maturity Date upon repayment of the Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Subordinated Debentures (the "Maturity Redemption Price") and (ii) at any time before the Stated Maturity Date contemporaneously with the optional prepayment of the Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"). Either of the Maturity Redemption Price or the Special Event Redemption Price may be referred to herein as the "Redemption Price". See "Description of the Capital
Securities - Redemption".

  The Subordinated Debentures are prepayable prior to the Stated Maturity
Date at the option of the Company in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount of such Subordinated Debentures, together with scheduled payments of interest from the prepayment date to the Stated Maturity Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. See "Description of the Subordinated Debentures - Special Event Prepayment".

  The Company, as the holder of the outstanding Common Securities, has the right at any time to terminate the Trust and cause a Like Amount of the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities. Unless the Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally are entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of the Capital Securities - Liquidation of the Trust and Distribution of Subordinated Debentures" and "Certain Federal Income Tax Considerations - Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust".

  The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretative letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described herein, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Subject to the conditions described herein, the Company and the Trust also believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities, provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be this Prospectus. See "Exchange Offer - Resales of New Capital Securities" and "Plan of Distribution."

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchaser of the Old Capital Securities (the "Initial Purchaser"), has advised the Company and the Trust that it currently intends to make a market in the New Capital Securities, the Initial Purchaser is not obligated to do so, and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Securities. The Company and the Trust do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of any Old Capital Securities that remain outstanding will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors - Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT
INFORMATION.   HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS
PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                               ----------------

                            AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov. In addition, similar information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York., New York 10005.

  No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Subordinated Debentures issued by the Company, and (iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration, the Guarantee, the Subordinated Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of the Subordinated Debentures" and "Description of the Guarantee". In addition, the Company does not expect that the Trust will file reports, proxy statements or other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4, as amended (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.








































               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously or concurrently filed by the Company with the Commission (File No. 0-8590) are incorporated herein by reference and made a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

  (b)  The Company's Current Report on Form 8-K dated April 4, 1997;

  (c) The descriptions of the Company's Common Stock, without par value, and its Shareholder Rights Agreement, as amended, contained in separate Form 8-A Registration Statements filed with the Commission on August 27, 1993 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions; and

  (d) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be incorporated by reference into this Prospectus and shall be deemed to be a part of this Prospectus from the date of filing of such documents. See "Available Information".

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or any supplement hereto or in any other subsequently filed incorporated document, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide, upon written or oral request, without charge, to each person to whom a copy of this Prospectus has been delivered, a copy of any or all of these documents, other than certain exhibits to such documents. Requests for such copies should be directed to:
Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635, Attention: Secretary, telephone (515) 245-6799. In order to ensure timely delivery of the documents, any request should be made by May 30, 1997.

                                SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.


                              The Company

  Equitable of Iowa Companies, a Des Moines, Iowa based insurance holding company organized in 1977, is a provider of individual annuity and life insurance products, targeting individuals and families throughout the United States. Through its insurance subsidiaries, Equitable Life Insurance Company of Iowa ("Equitable Life"), Golden American Life Insurance Company
("Golden American") and USG Annuity & Life Company ("USG"), the Company offers its products in 49 states and the District of Columbia. Equitable Life was founded in 1867 and is the oldest life insurance company west of the Mississippi River. The Company began actively marketing annuity products in 1988, principally through USG, which was acquired by the Company in 1988. Golden American, which offers variable insurance products, was acquired by the Company on August 13, 1996.

  The mailing address of the principal executive office of the Company is 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635 and the telephone number is (515) 245-6911.


               Equitable of Iowa Companies Capital Trust II

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration executed by the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee and First Chicago Delaware Inc., as Delaware Trustee and the individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 7, 1997. The Trust's business and affairs are conducted by the Issuer Trustees consisting of the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities,
(ii) using the proceeds from the sale of the Common Securities and Old Capital Securities to acquire the Old Subordinated Debentures issued by the Company, (iii) exchanging the Old Subordinated Debentures for New Subordinated Debentures in the Exchange Offer pursuant to the Indenture and
(iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Capital Securities). Accordingly, the Subordinated Debentures are the sole assets of the Trust, and payments under the Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Company.


                             The Exchange Offer

The Exchange Offer       Up to $50,000,000 aggregate Liquidation Amount of
                         New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old
                         Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in denominations of $1,000 in Liquidation Amount or integral multiples of $1,000 in excess thereof.
                         The Company and the Trust are making the Exchange
                         Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital Securities, see
                         "The Exchange Offer - Procedures for Tendering Old
                         Capital Securities."

Expiration Date          5:00 p.m., New York City time, on June 6, 1997 (such
                         time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).
                         See "The Exchange Offer - Expiration Date; Extensions;
                         Amendments."

Conditions to the
 Exchange Offer          The Exchange Offer is subject to certain conditions
                         which may be waived by the Company and the Trust in their reasonable discretion and to the terms and conditions of the Registration Rights Agreement. The
                         Exchange Offer is not conditioned upon any minimum
                         Liquidation Amount of Old Capital Securities being tendered for exchange. See "The Exchange
                         Offer - Conditions to the Exchange Offer."

                         The Company and the Trust expressly reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if the Company or the Trust determines, in its reasonable discretion, that any of the conditions referred to under "The Exchange Offer - Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer - Expiration Date; Extensions; Amendments."

Procedures for
 Tendering Old
 Capital Securities      Brokers, dealers, commercial banks, trust companies
                         and other nominees who hold Old Capital Securities through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP").
                         Holders of such Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital
                         Securities. In order for Old Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to The First National Bank of Chicago (the "Exchange Agent") by mail, facsimile, hand delivery or overnight courier and either such Old Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange
                         Offer - Procedures for Tendering Old Capital
                         Securities."

                         Letters of Transmittal, certificates for Old Capital Securities and any other documents required by the Letter of Transmittal should not be delivered to the Company or the Trust. Such documents should only be delivered to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer - Exchange Agent."

Withdrawal Rights        Tenders of Old Capital Securities may be withdrawn
                         at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer - Withdrawal
                         Rights."

Resales of New Capital
 Securities              The Company and the Trust are making the Exchange
                         Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretative letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretative letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretative letters to third parties. Based on certain interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the conditions described herein, the Company and the Trust believe that a holder of Old Capital
                         Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule
                         144A or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities
                         Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital
                         Securities. Any holder of Old Capital Securities who uses the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer, any broker-dealer who receives New Capital Securities in exchange for Old
                         Capital Securities that were purchased directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, any person participating in the distribution of the Old
                         Capital Securities who receives New Capital Securities in the Exchange Offer and any "affiliate" of the Company or the Trust who receives New Capital
                         Securities in the Exchange Offer (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance set forth in the above-described interpretive letters and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such New Capital
                         Securities, unless such sale is made pursuant to an exemption from such requirements. Any such resale transaction must be made by delivery of a prospectus containing the selling securityholder information required by the rules of the Commission under the Securities Act. See "The Exchange Offer - Resales of the New Capital Securities."

                         Each holder (including any broker-dealer) of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
                         (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations.

                         A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, the Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Letter of Transmittal contains the foregoing acknowledgment.
                         The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A Participating Broker-Dealer may fulfill its prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described under "The Exchange Offer - Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution" and "The Exchange Offer - Resales of
                         New Capital Securities."

                         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined under "The Exchange Offer - Acceptance for Exchange and Issuance of New Capital Securities") in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be. See "The
                         Exchange Offer - Resales of New Capital Securities."

Exchange Agent           The Exchange Agent is The First National Bank of
                         Chicago. The addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The
                         Exchange Offer - Exchange Agent" and in the Letter of
                         Transmittal.

Use of Proceeds          Neither the Company nor the Trust will receive any
                         cash or other proceeds from the issuance of the New
                         Capital Securities offered hereby.  See "Use of
                         Proceeds From Sale of the Old Capital Securities."

Certain Federal Income
Tax Considerations;
ERISA Considerations     Holders of Old Capital Securities should review the
                         information set forth under "Certain Federal Income
                         Tax Considerations" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange
                         Offer.


                           The Capital Securities

Securities Offered       Up to $50,000,000 aggregate Liquidation Amount of
                         the Trust's 8.424% Series B Capital Securities which have been registered under the Securities Act
                         (Liquidation Amount $1,000 per Capital Security). The
                         New Capital Securities will be issued, and the Old
                         Capital Securities were issued, under the Declaration.
                         The New Capital Securities and any Old Capital
                         Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Capital Securities - General." The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that (i) the New
                         Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities or the $100,000 minimum
                         Liquidation Amount transfer restriction, (ii) the New
                         Capital Securities will not provide for any increase in the Distribution rate thereon , (iii) the New
                         Subordinated Debentures have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old
                         Subordinated Debentures or the $100,000 minimum aggregate principal amount transfer restriction, and
                         (iv) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See
                         "The Exchange Offer - Purpose of the Exchange Offer,"
                         "Description of the Capital Securities" and "Description of the Old Securities."

Distribution Dates       April 1 and October 1 of each year, commencing
                         October 1, 1997.

Extension Periods        So long as no Debenture Event of Default has
                         occurred and is continuing, Distributions on the Trust Securities may be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of the Subordinated Debentures - Option to Extend
                         Interest Payment Date" and "Certain Federal Income
                         Tax Considerations - Interest Income and Original
                         Issue Discount".

Ranking The Capital Securities rank pari passu, and payments thereon are made pro rata, with the Common Securities except as described under "Description of the Capital Securities - Subordination of Common Securities".
                         The Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of the Subordinated Debentures". The Guarantee constitutes an unsecured obligation of the Company and is subordinate and ranks junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of the Guarantee". In addition, the obligations of the Company under the Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries.

Redemption               The Capital Securities are subject to mandatory
                         redemption in a Like Amount, in whole but not in part,
                         (i) on the Stated Maturity Date upon repayment of the Subordinated Debentures and (ii) at any time before the Stated Maturity Date contemporaneously with the optional prepayment of the Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event, in each case at the applicable
                         Redemption Price. See "Description of the Capital
                         Securities - Redemption".

Voting Rights            Holders of Capital Securities have limited voting
                         rights and, so long as no Debenture Event of Default has occurred and is continuing, are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital
                         Securities - Voting Rights".

Absence of Market for
 the Capital
 Securities              The New Capital Securities will be a new issue of
                         securities for which there currently is no market.
                         Although the Initial Purchaser has informed the Trust and the Company that it currently intends to make a market in the New Capital Securities, the Initial
                         Purchaser is not obligated to do so, and any such market-making activity with respect to the New
                         Capital Securities may be interrupted or discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New
                         Capital Securities. The Trust and the Company will not apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers
                         Automated Quotation System.


                                 RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.


Ranking of Subordinate Obligations Under the Guarantee and Subordinated
Debentures

     The obligations of the Company under the Guarantee and under the Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the Subordinated Debentures until payment has been made on all Senior Indebtedness. In addition, the obligations of the Company under the Guarantee and the Subordinated Debentures are effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. As of December 31, 1996, the aggregate amount of Senior Indebtedness of the Company and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Guarantee and the Subordinated Debentures was approximately $11.5 billion. There are no terms in the Capital Securities, the Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness which ranks senior to the Subordinated Debentures and the Guarantee. See "Description of the Guarantee - Status" and "Description of the Subordinated Debentures - Subordination".


Holding Company Structure; Structural Subordination and Leverage

  The Trust's ability to make Distributions and other payments on the Capital Securities is solely dependent upon the Company's making interest and other payments on the Subordinated Debentures. The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries.
In addition, because the Company is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. A substantial portion of the consolidated liabilities have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Subordinated Debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including policyholders and trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). Accordingly, the holders of Subordinated Debentures may be effectively subordinated to such claims. At December 31, 1996, the subsidiaries of the Company had total liabilities of approximately $11.3 billion.

  The Company's ability to service its indebtedness, including the Subordinated Debentures, and to perform under the Guarantee, is dependent upon the earnings of the Company's subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends and other distributions and payments. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debentures or the Guarantee or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or other distributions and payments by its subsidiaries are contingent upon the earnings of those subsidiaries and are subject to various business considerations. In addition, payments of dividends to the Company or its affiliates by the Company's subsidiaries are subject to various insurance statutory and regulatory restrictions as more fully described in the notes to the Company's financial statements.

  The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Subordinated Debentures - General".


Option to Extend Interest Payment Period; Tax Considerations

  So long as no Debenture Event of Default shall have occurred and be continuing, the Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate Distributions thereon at the rate of 8.424% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

  The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Subordinated Debentures (together with interest thereon at the annual rate of 8.424%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Capital Securities - Distributions" and "Description of the Subordinated Debentures - Option to Extend Interest Payment Date".

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")), in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Capital Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain Federal Income Tax Considerations - Sales of Capital Securities".


Proposed Tax Legislation

  On February 6, 1997, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Subordinated Debentures, issued on or after the date of first committee action if such debt obligations have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation is similar to legislation proposed by President Clinton in 1996. The Proposed Legislation contains an effective date provision making it applicable to debentures issued prior to the first date of any committee action. The Subordinated Debentures should be considered as having been issued on April 3, 1997, at which time neither of the tax-writing committees of Congress had acted upon the Proposed Legislation. Thus, if the Proposed Legislation were enacted with the proposed effective date, such legislation would not apply to the Subordinated Debentures. There can be no assurance, however, that such effective date will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures, which could give rise to a Tax Event, thereby permitting the Company to cause a redemption of the Subordinated Debentures, as described more fully under "Description of the Subordinated Debentures - Special Event Prepayment".


Redemption or Distribution

  Upon the occurrence and continuation of a Special Event (including a Tax Event or an Investment Company Event, in each case, as defined under "Description of the Subordinated Debentures - Special Event Prepayment"), the Company will have the right to prepay the Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. See "Description of the Capital Securities - Redemption" and "- Liquidation of the Trust and Distribution of Subordinated
Debentures".

  The Company has the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Under current United States federal income tax law, a distribution of Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations - Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust".


Possible Adverse Effect on Market Prices

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debentures may trade at a discount to the price that the investor initially paid to purchase the Old Capital Securities. Because holders tendering Old Capital Securities in the Exchange Offer may receive Subordinated Debentures, such holders should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of the Capital Securities - Redemption, " "- Liquidation of the Trust and Distribution of Subordinated Debentures" and "Description of the Subordinated Debentures".

Rights Under the Guarantee

  The First National Bank of Chicago acts as Guarantee Trustee and holds the Guarantee for the benefit of the holders of Capital Securities. The First National Bank of Chicago also acts as Property Trustee under the Declaration and as Debenture Trustee under the Indenture. First Chicago Delaware Inc. acts as Delaware Trustee under the Declaration. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds legally available therefor, (ii) the Redemption Price, including all accumulated and unpaid Distributions with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. Subject to certain limited exceptions, the holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce such holders' rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company pursuant to the terms of the Subordinated Debentures or (ii) by such holder of its right against the Company to enforce payments on the Subordinated Debentures. See "Description of the Guarantee" and "Description of the Subordinated Debentures". The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to (i) all Senior Indebtedness in the same manner as the Subordinated Debentures and (ii) all other liabilities of the Company except those liabilities of the Company made pari passu or subordinate by their terms. See "Description of the Guarantee - Status". The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.


Enforcement of Certain Rights by Holders of Capital Securities

  If a Debenture Event of Default occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Debenture Event of Default has occurred and is continuing, and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of Redemption, on the Redemption Date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, the rights of the Company, as holder of the Common Securities, are subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. The holders of Capital Securities are not able to exercise directly any other remedy available to the holders of the Subordinated Debentures. See "Description of the Capital Securities - Events of Default; Notice".


Limited Voting Rights

  Holders of Capital Securities have limited voting rights and, so long as no Debenture Event of Default has occurred and is continuing, are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital Securities - Voting Rights".


Consequences of a Failure to Exchange Old Capital Securities

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

  The Old Capital Securities provide that, if the Exchange Offer is not consummated by June 21, 1997, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on June 22, 1997, until the Exchange Offer is consummated. See "Description of the Old Securities." Following consummation of the Exchange Offer, neither the Old Capital Securities nor the New Capital Securities will be entitled to any increase in the Distribution rate thereon.


Absence of Public Market

  The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company and the Trust have been advised by the Initial Purchaser that the Initial Purchaser currently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act or pursuant to another effective registration statement.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

  Subject to the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.


                                  THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration, and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 7, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Common Securities and Old Capital Securities in the Old Subordinated Debentures,
(iii) exchanging the Old Subordinated Debentures for New Subordinated Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Capital Securities). Accordingly, the Subordinated Debentures are the sole assets of the Trust and payments under the Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned directly by the Company. The Common Securities rank pari passu, and any payments made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise are subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of the Capital Securities - Subordination of Common Securities". The Company acquired the Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by the Issuer Trustees appointed by the Company as the direct holder of the Common Securities. The initial Issuer Trustees are The First National Bank of Chicago as the Property Trustee, First Chicago Delaware Inc. as the Delaware Trustee, and three individual trustees who are employees or officers or otherwise affiliated with the Company. The First National Bank of Chicago, as Property Trustee, acts as sole indenture trustee under the Declaration. The First National Bank of Chicago also acts as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of the Subordinated Debentures". The holder of the Common Securities or, if a Debenture Event of Default has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Company will pay directly all fees, reasonable expenses, disbursements and advancements (other than with respect to the Trust Securities) related to the Trust and the Exchange Offer.

  The principal place of business of the Trust is c/o Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50309-1635, telephone number (515) 245-6911.

                                THE COMPANY

  Equitable of Iowa Companies, a Des Moines, Iowa based insurance holding company organized in 1977, is a provider of individual annuity and life insurance products, targeting individuals and families throughout the United States. Through its insurance subsidiaries, Equitable Life, Golden American and USG, the Company offers its products in 49 states and the District of Columbia. First Golden American Life Insurance Company of New York ("First Golden"), a wholly-owned subsidiary of Golden American, was incorporated on May 24, 1996 and was capitalized in December 1996. First Golden's primary purpose will be to offer insurance products in the State of New York, which is the only state where the Company's insurance subsidiaries are not currently licensed. On January 2, 1997, First Golden became licensed as a life insurance company in the State of New York and has recently received product regulatory approvals with respect to its initial product. Equitable Life was founded in 1867 and is the oldest life insurance company west of the Mississippi River. The Company began actively marketing annuity products in 1988, principally through USG, which was acquired by the Company in 1988. Golden American, which offers variable insurance products, was acquired by the Company on August 13, 1996.

  The mailing address of the principal executive office of the Company is 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635 and the telephone number is (515) 245-6911.

  Additional information concerning the Company is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and other documents incorporated by reference in this Prospectus. See "Available Information'' and ''Incorporation of Certain Documents by Reference".


    USE OF PROCEEDS FROM SALE OF THE OLD CAPITAL SECURITIES

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

  The proceeds to the Trust from the offering of the Old Capital Securities were approximately $50,000,000. All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Subordinated Debentures. It is anticipated that the Company will use the proceeds from the sale of the Old Subordinated Debentures to the Trust for general corporate purposes, including, but not limited to, investments in its subsidiaries.










               RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries on a consolidated basis. The ratio of consolidated earnings to fixed charges is calculated by dividing consolidated earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt and a portion of rental expense).

                                           Year Ended December 31,
                                           _______________________

                                      1996    1995   1994   1993   1992
                                      ____    ____   ____   ____   ____

Ratio of Consolidated Earnings
  to Fixed Charges                    13.8x*  10.0x  17.8x  12.3x  8.0x


  * In 1996 $125 million of Company-obligated, mandatorily-redeemable 8.70% preferred securities were issued by a Company subsidiary, Equitable of Iowa Companies Capital Trust. If distributions on such preferred securities are included to reduce pretax income and as a fixed charge, the ratio of earnings to combined fixed charges and preferred stock dividends for the Company and its subsidiaries on a consolidated basis for the year ended December 31, 1996 is 10.5x. No other preferred security distributions were paid during the periods presented above.

































                       CAPITALIZATION OF THE COMPANY

     The following table sets forth the consolidated capitalization of the Company at December 31, 1996, and as adjusted to reflect the sale of the Old Capital Securities and the application of the estimated net proceeds therefrom. See "Use of Proceeds From Sale of the Old Capital Securities".
The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See ''Incorporation of Certain Documents by Reference.''

                                                       At December 31, 1996
                                                    __________________________
                                                       Actual     As Adjusted
                                                    ____________  ____________
                                                        (Dollars in Thousands)
Commercial Paper                                       $104,600      $104,600
Long-Term Debt                                          100,000       100,000
Company-obligated, mandatorily-redeemable 8.70%
 preferred securities, due 2026, of the Company's
 subsidiary, Equitable of Iowa Companies Capital
 Trust, holding solely debt securities of the
 Company(1)                                             125,000       125,000
Company-obligated, mandatorily-redeemable 8.424%
 capital securities, due 2027, of the Company's
 subsidiary, Equitable of Iowa Companies Capital
 Trust II, holding solely Subordinated Debentures
 of the Company(2), (3)                                      --        50,000
    Total Stockholders' Equity                          895,799       895,799
                                                    ____________  ____________
       Total Capitalization                          $1,225,399    $1,275,399

(1) The assets of Equitable of Iowa Companies Capital Trust consist solely of $128.866 million aggregate principal amount of subordinated deferrable interest debentures of the Company with an interest rate of 8.70% and a maturity date of July 30, 2026.

(2) The assets of the Trust consist of $51,550,000 aggregate principal amount of the Subordinated Debentures of the Company with an interest rate of 8.424% and maturity date of April 1, 2027.

(3) Accounting Treatment - The financial statements of the Trust will be reflected in the Company's consolidated financial statements with the Capital Securities shown as Company-obligated, mandatorily-redeemable Capital Securities of subsidiary trust with a footnote indicating that the Trust is wholly owned by the Company, the sole asset of the Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof) and considered together, the Guarantee and the Company's other obligations described herein, constitute a full and unconditional guarantee by the Company of the Trust's obligations under the Capital Securities.





                        SUMMARY FINANCIAL INFORMATION

     The summary financial data for the five-year period ended December 31, 1996 are derived in their entirety from the Company's consolidated financial statements. The summary financial data are qualified in their entirety by, and should be read in conjunction with, the financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference".

                                              Year Ended December 31,
                               _________________________________________________

                                 1996      1995      1994      1993      1992
                               _________ _________ _________ _________ _________
                                                 (In millions)
Income Statement Data:
Revenue:
  Premiums and Product
   Charges                       $111.0     $94.9     $90.0     $81.1     $73.4
  Net Investment Income           715.6     641.1     524.4     434.1     362.4
  Realized Gains on
   Investments                     16.2       9.5      19.7      42.0       8.2
  Other                            25.9      19.4      17.5      15.8      14.4
                               _________ _________ _________ _________ _________
     Total Revenue                868.7     764.9     651.6     573.0     458.4
  Benefit and Insurance
   Expenses                       638.2     613.9     482.5     420.5     354.4
  Interest Expense                 14.1      13.8       7.9       9.5       9.8
  Other Expense                    21.4       8.7      10.0       8.0      10.5
                               _________ _________ _________ _________ _________
     Total Benefits and
      Expenses                    673.7     636.4     500.4     438.0     374.7
  Income Before Federal
   Income Taxes                   195.0     128.5     151.2     135.0      83.7
  Net Income                     $123.2     $84.9     $98.3     $87.2     $54.5




















                                             As of December 31,
                         ______________________________________________________
                            1996       1995       1994       1993       1992
                         _________  _________   ________   _________  _________

                                               (In millions)
Balance Sheet Data:
Cash and Investments:
  Fixed Maturities -
   Available for Sale     $7,732.0   $7,352.2     $778.5         --         --
  Fixed Maturities -
   Held to Maturity             --         --    5,393.8   $5,078.2   $3,967.1
  Equity Securities           77.2       50.6       23.0        0.1        0.1
  Mortgage Loans           1,720.1    1,169.4      613.2      346.8      249.6
  Real Estate                  8.6       14.0       15.7       20.8       14.6
  Policy Loans               190.5      182.4      176.4      176.9      176.7
  Cash and Short-Term
   Investments                56.1       50.0       63.6       72.8       61.1
                         __________ __________ __________ __________ __________
     Total Cash and
      Investments          9,784.5    8,818.6    7,064.2    5,695.6    4,469.2
  Total Assets           $12,569.7   $9,772.8   $7,965.6   $6,431.5   $5,066.9
  Policyholder
   Liabilities             9,428.8    8,255.3    7,062.1    5,624.2    4,445.8
  Commercial Paper           104.6       58.1       90.5       34.0       28.8
  Long-Term Debt             100.0      100.0         --       50.2       60.7
  Total Liabilities      $11,548.9   $8,878.9   $7,378.3   $5,903.5   $4,693.1
  Company-obligated,
   mandatorily-redeemable
   8.70% preferred
   securities, due 2026,
   of its subsidiary,
   Equitable of Iowa
   Companies Capital
   Trust, holding solely
   debt securities of
   the Company              $125.0         --         --         --         --
  Total Stockholders'
   Equity                   $895.8     $893.9     $587.3     $528.0     $373.8


                           THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The forms and terms of the New Capital Securities are identical in all material respect to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities or the $100,000 minimum Liquidation Amount transfer restriction and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by June 21, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 22, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person who beneficially owns Old Capital Securities which are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer into the Exchange Agent's account at DTC, or any person who beneficially owns Old Capital Securities which are held of record by a nominee other than DTC (or its nominee).

     Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debentures, of which $51,550,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debentures. The New Guarantee and New Subordinated Debentures have been registered under the Securities Act.


Terms of the Exchange

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $50,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities for exchange in whole or in part in denominations of $1,000 in Liquidation Amount or integral multiples of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and remain entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date. Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer, except under those circumstances described in the Letter of Transmittal. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "- Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


Expiration Date; Extensions; Amendments

  The term "Expiration Date" means 5:00 p.m., New York City time, on June 6, 1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if the Company or the Trust determines, in its reasonable discretion, that any of the conditions referred to under "- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. If the Company or the Trust becomes aware of any material information with respect to the Exchange Offer, including the plan of distribution, not previously disclosed in this Prospectus or any material change to such information in this Prospectus, the Company and the Trust will promptly file a post-effective amendment to the Registration Statement. In such event, the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


Acceptance for Exchange and Issuance of New Capital Securities

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "- Withdrawal Rights") promptly after the Expiration Date.

  Subject to the conditions set forth under "- Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "- Procedures for Tendering Old Capital Securities--Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "- Withdrawal Rights."

  Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.


Procedures for Tendering Old Capital Securities

  Valid Tender

  Except as set forth below, in order for Old Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth under "--Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

  Except as set forth below, in order for Old Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either
(i) such Old Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer

  The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of the Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees

  Certificates for Old Capital Securities need not be endorsed and signature guarantees on a Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or
(b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions 4 and 7 to the Letter of Transmittal.
  Guaranteed Delivery

  If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (i)     such tenders are made by or through an Eligible Institution;
  (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is delivered to the Exchange Agent, as provided below, on or prior to the Expiration Date; and
  (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with acompleted and signed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  The Company's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the right, in their reasonable discretion and subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition, defect or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions, defects or irregularities are waived in the case of other holders.

  The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.


Resales of New Capital Securities

  The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described below, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Any holder of Old Capital Securities who uses the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer, any broker-dealer who receives New Capital Securities in exchange for Old Capital Securities that were purchased directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, any person participating in the distribution of the Old Capital Securities who receives New Capital Securities in the Exchange Offer and any "affiliate" of the Company or the Trust who receives New Capital Securities in the Exchange Offer (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance set forth in the above-described interpretive letters and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such New Capital Securities, unless such sale is made pursuant to an exemption from such requirements. Any such resale transaction must be made by delivery of a prospectus containing the selling securityholder information required by the rules of the Commission under the Securities Act.

  Each holder (including any broker-dealer) of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require a holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer.

  A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, the Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Letter of Transmittal contains the foregoing acknowledgment. However, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Also based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a Participating Broker-Dealer may fulfill its prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which the Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.


Withdrawal Rights

  As set forth below, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificate for the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If certificates for the Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates for the Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular certificates for the Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "- Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


Distributions on New Capital Securities

  Each New Capital Security will accumulate Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from April 3, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after April 3, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities.


Conditions to the Exchange Offer

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept any Old Capital Securities for exchange or to exchange any New Capital Securities for any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

  (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

  (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

  (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

  (d) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

  (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company and the Trust shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

  (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company and the Trust, might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

  If the Company and the Trust determine in their reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.



















Exchange Agent


  The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of a Letter of Transmittal and any other documents required by the Letter of Transmittal, questions, requests for assistance, and requests for additional copies of this Prospectus or of a Letter of Transmittal should be directed to the Exchange Agent as follows:

    By Registered or                               By Facsimile:
    Certified Mail:                        (For Eligible Institutions Only)

The First National Bank                        The First National Bank
     of Chicago                                     of Chicago
One First National Plaza - Suite 0124          Attn: Corporate Trust
Chicago, Illinois  60670-0124                  Services Division
Attn: Corporate Trust Services Div.            (312) 407-4653


By Hand/Overnight Courier:

The First National Bank
      of Chicago
One First National Plaza - Suite 0124
Chicago, Illinois 60670-0124
Attn: Corporate Trust Services Div.


                             Confirm by Telephone
                                (312) 407-3344

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.


Fees and Expenses

  The Company has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                   DESCRIPTION OF THE CAPITAL SECURITIES

  Pursuant to the terms of the Declaration, the Trust has issued Old Capital Securities and Common Securities and, in the event the Exchange Offer is consummated, will issue New Capital Securities. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration incorporates certain provisions of the Trust Indenture Act, and, upon consummation of the Exchange Offer, the Declaration will be subject to and governed by the Trust Indenture Act. The forms and terms of the New Capital Securities are identical in all material respects to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities or the $100,000 minimum Liquidation Amount transfer restriction (see "- Restrictions on Transfer and Removal of Restrictions") and will not provide for any increase in the Distribution rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.


General

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $50 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities except as described under "- Subordination of Common Securities" below. The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. Legal title to the Old Subordinated Debentures is (and legal title to the New Subordinated Debentures will be) held by the Property Trustee in trust for the benefit of the Trust and the holders of the Capital Securities and the Common Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee". The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures, the Declaration and the Indenture, including its obligation to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. The Guarantee does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have sufficient funds legally available for such payments. In such event, the remedy of a holder of Capital Securities is to vote to direct the Property Trustee to enforce its rights under the Subordinated Debentures except in the limited circumstances in which such holder may take Direct Action (as defined herein). See "Description of the Guarantee" and "Description of the Capital Securities - Voting Rights".


Distributions

  Distributions on the Capital Securities are cumulative, accumulate from April 3, 1997 and are payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1997, at the annual rate of 8.424% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates are the fifteenth day of the month preceding the month in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period are computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to elect to defer the payment of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate interest thereon at the rate per annum of 8.424% thereof, compounded semi-annually, to the extent permitted by applicable law from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional interest.

  During any such Extension Period, pursuant to the Indenture, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common, preferred and preference stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures (as defined in the Indenture to include all subordinated debentures issued or to be issued by the Company to trusts established by the Company and similar to the Trust, including, without limitation, the 8.70% Subordinated Deferrable Interest Debentures due July 30, 2026 in the principal amount of $128,866,000 issued by the Company to Equitable of Iowa Companies Capital Trust)) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees (as defined in the Indenture to include all guarantees issued or to be issued by the Company with respect to securities similar to the Capital Securities issued by trusts established by the Company and similar to the Trust, including, without limitation, the Preferred Securities Guarantee Agreement with respect to $125,000,000 of 8.70% Preferred Securities due July 30, 2026 issued by Equitable of Iowa Companies Capital Trust)) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period. If Distributions are deferred, the deferred Distributions and accrued interest thereon shall be paid to the holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

  Although the Company may in the future exercise its option to defer payments of interest on the Subordinated Debentures, the Company has no such current intention.

  The revenue of the Trust available for distribution to holders of the Capital Securities is limited to payments under the Subordinated Debentures held by the Trust. See "Description of the Subordinated Debentures - General". If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) is guaranteed by the Company to the extent described herein under "Description of the Guarantee".
Redemption

  Upon the repayment of the Subordinated Debentures on the Stated Maturity Date or the prepayment of the Subordinated Debentures upon the occurrence and continuation of a Special Event, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued and unpaid interest on the Subordinated Debentures) and (ii) in the case of the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Subordinated Debentures). See "Description of the Subordinated
Debentures - Special Event Prepayment".

  The Company has the option to prepay the Subordinated Debentures, in whole but not in part, upon the occurrence and continuation of a Special Event, at the Special Event Prepayment Price.


Liquidation of the Trust and Distribution of Subordinated Debentures

  The Company has the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of all of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under ''- Redemption'' above; (iv) expiration of the term of the Trust; (v) upon repayment of the Subordinated Debentures or at such time as no Subordinated Debentures are outstanding; or (vi) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a termination occurs as described in clause (i), (ii), or (vi) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Subordinated Debentures on a pro rata basis, unless such distribution is determined by the Property Trustee not to be practicable. Upon such determination or upon any other voluntary or involuntary termination or liquidation of the Trust in which the Debentures are not distributed, the holders of the Trust Securities are entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "- Subordination of Common Securities" below.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Subordinated Debentures upon the liquidation of the Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

  After the liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Old Capital Securities.


Redemption Procedures

  If redeemed, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment of the Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "- Subordination of Common Securities" below.

  If the Trust gives a notice of redemption in respect of the Capital Securities then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the applicable Redemption Price to DTC. See
"- Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "- Payment and Paying Agent" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates occurring on or prior to such Redemption Date. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," (i) Distributions on Capital Securities called for redemption will accumulate on the applicable Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law) the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the Special Event Prepayment Price on, or in the repayment of, the Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.


Subordination of Common Securities

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided however, that if any Debenture Event of Default shall have occurred and be continuing, no payments in respect of any Distribution on, or payments upon liquidation, redemption, repurchase or otherwise with respect to, the Common Securities, shall be made until the holders of the Capital Securities shall be paid in full in cash all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, or in the case of a liquidation, the Liquidation Distribution shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all Distributions on, Redemption Price of, or Liquidation Distribution for the Capital Securities then due and payable.

  In the case of any Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default shall have been cured, waived or otherwise eliminated. Until any such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf. If a Debenture Event of Default with respect to the Capital Securities is waived by the holders of the Capital Securities, such waiver will also constitute a waiver of such Debenture Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities.


Events of Default; Notice

  The occurrence of a Debenture Event of Default (see "Description of the Subordinated Debentures - Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

  Within five Business Days after the occurrence of any Debenture Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Debenture Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Debenture Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "- Liquidation of the Trust and Distribution of Subordinated Debentures" and "- Subordination of Common Securities" above.


Removal of Issuer Trustees

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the provisions of the Declaration.


Merger or Consolidation of Issuer Trustees

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation or Person shall be otherwise qualified and eligible.


Mergers, Conversions, Consolidations, Amalgamations or Replacements of the
Trust

  The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Subordinated Debentures, (iii) the Successor Securities that are issued in place of the Capital Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (c) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. The foregoing conditions also generally apply to the Common Securities.



Voting Rights

  Except as provided below and under "- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of the Guarantee - Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities have no voting rights.

  The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities to (i) cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, (ii) modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) add covenants, restrictions or obligations of the Company; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendment of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority in Liquidation Amount of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, (a) without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date and (b) without the consent of each holder of Capital Securities, the Declaration may not be amended to restrict the right of a holder of Capital Securities to bring a Direct Action.

  So long as any Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required to be made by the holders of a majority in aggregate principal amount of the Subordinated Debentures then outstanding, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. The Property Trustee shall in general notify each holder of Capital Securities of any notice of default actually known to the Property Trustee with respect to the Subordinated Debentures.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. An Administrative Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

  No vote or consent of the holders of Capital Securities is required for the Trust to redeem and cancel the Capital Securities or to distribute the Subordinated Debentures in accordance with the Declaration.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.


Form, Denomination, Book-Entry Procedures and Transfer

  In the event that New Capital Securities are issued in certificated form, such New Capital Securities may be transferred or exchanged in the manner and at the offices described below.

  In the event that New Capital Securities are issued in registered, global form (collectively, the "Global Capital Securities"), the Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for New Capital Securities in certificated forms except in the limited circumstances described under "- Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities" below.

  In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.


Depositary Procedures

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and
(ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such systems, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "- Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities".

  Except as described below, owners of interests in the Global Capital Securities will not have New Capital Securities registered in their name, will not receive physical delivery of New Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the New Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

  Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, DTC, itself, will not consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns DTC's consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof. Neither the Trust nor the Company or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.


Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities

  A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as clearing agency for the Global Capital Security or has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor clearing agency within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of definitive certificated New Capital Securities or (iii) there has occurred and is continuing an Event of Default under the Declaration or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the clearing agency (in accordance with its customary procedures).


Payment and Paying Agent

  Payments in respect of the Global Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee. The Trust may appoint one or more additional paying agents chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be acceptable to the Administrative Trustees and the Company) to act as Paying Agent. In the event that the Capital Securities do not remain in book-entry only form, the Property Trustee will act as Paying Agent and may designate an additional or substitute Paying Agent at any time.


Restrictions on Transfer and Removal of Restrictions

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. The Old Capital Securities also may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). New Capital Securities acquired in accordance with the Exchange Offer will not bear a legend reflecting such restrictions on transfer and will not be restricted to transfer in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities).
Registrar and Transfer Agent

  The Property Trustee will act as registrar and transfer agent for the New Capital Securities. The Property Trustee also acts as registrar and transfer agent for the Old Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Administrative Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.


Information Concerning the Property Trustee

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after an Event of Default thereunder, shall exercise such rights and powers vested in it by the Declaration and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities are not required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action it is empowered to take under the Declaration following an Event of Default thereunder. The Property Trustee also serves as trustee under the Guarantee and the Indenture. The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Property Trustee in the ordinary course of their business.


Governing Law

  The Declaration and the Capital Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.


Miscellaneous

  The Administrative Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Administrative Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                DESCRIPTION OF THE SUBORDINATED DEBENTURES

  The Old Subordinated Debentures were issued and the New Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. In the event the Exchange Offer is consummated, the Company will exchange the New Subordinated Debentures for the Old Subordinated Debentures. The form and terms of the New Subordinated Debentures are identical in all material respects to the form and terms of the Old Subordinated Debentures, except that the New Subordinated Debentures have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Subordinated Debentures or the $100,000 minimum aggregate principal amount transfer restriction and will not provide for any increase in the interest rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Subordinated Debentures" means the Old Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Subordinated Debentures. By its terms, the Indenture incorporates certain provisions of the Trust Indenture Act, and, upon consummation of the Exchange Offer, the Indenture will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.


General

  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Subordinated Debentures as soon as practicable after the consummation of the Exchange Offer and the Old Subordinated Debentures will be retired and cancelled.

  The Subordinated Debentures bear interest at the annual rate of 8.424% of the principal amount thereof, payable semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing
October 1, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any semi-annual period is computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.424% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

  The Subordinated Debentures mature on April 1, 2027.

  The Subordinated Debentures rank pari passu with all Other Debentures and are unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "- Subordination" below. The Company is a non-operating holding company and all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The ability of the Company's insurance subsidiaries to provide dividends to the Company and the Company's other holding Company subsidiaries is restricted by state insurance law and may require prior approval of state insurance regulators. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including policyholder liabilities, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "- Subordination" below and "Risk Factors - Holding Company Structure; Structural Subordination and Leverage".


Form, Registration and Transfer

  If the New Subordinated Debentures are distributed to the holders of the Trust Securities, the New Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Capital Securities - Form, Denomination, Book-Entry Procedures and Transfer".


Payment and Paying Agents

  Payment of principal of and premium, if any, and any interest on Subordinated Debentures is made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Subordinated Debenture is made to the Person in whose name such Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest and except for interest payable on the Stated Maturity Date which shall be payable to the Person to whom principal payable at the Stated Maturity Date shall be payable. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

  The New Subordinated Debentures will be represented by one certificate registered in the name of The First National Bank of Chicago as Property Trustee of the Trust.


Option to Extend Interest Payment Date

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 8.424%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations - Interest Income and Original Issue Discount".

  During any such Extension Period, pursuant to the Indenture, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common, preferred and preference stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause the Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.


Special Event Prepayment

  If a Special Event (as defined herein) shall occur and be continuing, the Company may, at its option, prepay the Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount of such Subordinated Debentures, together with scheduled payments of interest from the prepayment date to the Stated Maturity Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  A "Special Event" means a Tax Event or an Investment Company Event (each as defined herein), as the case may be.

  A "Tax Event" means that the Administrative Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 31, 1997, there is more than an insubstantial risk that (i) the Trust is, or as a result of the issuance of the Exchange Securities would be or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures or any of the Exchange Securities, (ii) interest payable by the Company on the Subordinated Debentures or any of the Exchange Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  An "Investment Company Event" means that the Administrative Trustees shall have received an opinion from counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes or would become effective on or after March 31, 1997.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Stated Maturity Date (if no maturity is within three months before or after the Stated Maturity Date, yields for the two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.05% if such prepayment date occurs on or prior to April 2, 1998 and (b) .50% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Stated Maturity Date of the Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Stated Maturity Date of the Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Stated Maturity Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.
  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

  "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event. If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Subordinated Debentures the Additional Sums.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.


Certain Covenants of the Company

  The Company covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common, preferred and preference stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any benefit plan for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans) if at such time (1) a Debenture Event of Default shall have occurred and be continuing, or would occur upon the taking of any action specified in clauses (i) through (iii) above, (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Company shall have given notice of its election of an Extension Period or any extension thereof, as provided in the Indenture or an extension period with respect to any Other Debentures, and shall not have rescinded such notice, and such Extension Period, or any extension thereof, or extension period with respect to Other Debentures, shall be continuing.

  The Company also covenanted (i) to directly maintain 100 percent ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to otherwise continue to be treated as a grantor trust and not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.


Debenture Events of Default

  The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (i) failure for 30 days to pay any interest on the Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period or an extension period with respect to Other Debentures); or

  (ii) failure to pay any principal or premium, if any, on the Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Subordinated Debentures; or

  (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, or interest on the Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture.

  The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Subordinated Debentures) if the Debenture Trustee considers it in the interest of the holders to do so.


Enforcement of Certain Rights by Holders of Capital Securities

  Pursuant to the Declaration, if a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Capital Securities are not able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures. See "Description of the Capital Securities - Events of Default; Notice".


Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that the Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition is a corporation, trust or partnership organized under the laws of the United States or any State or the District of Columbia, and such successor expressly assumes the Company's obligations on the Subordinated Debentures; (ii) immediately before and immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met. This provision shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor of all or substantially all of the properties and assets of the Company to any Person.

  Upon any consolidation by the Company with or merger by the Company into any other corporation or any sale, assignment, conveyance, transfer, disposition or lease of all or substantially all of the properties and assets of the Company as an entirety to any Person in accordance with the conditions listed in the immediately preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Indenture and the Subordinated Debentures and may be dissolved and liquidated.

  The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Subordinated Debentures.

  Additionally, state insurance holding company statutes applicable to the Company due to its insurance company subsidiaries generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, without prior approval of the appropriate insurance regulators. Generally, any person who acquires beneficial ownership of 10% or more of the outstanding shares of the Company's Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulators upon application determine otherwise.



Modification of the Indenture

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Subordinated Debentures). The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Subordinated Debenture so affected, (i) change the Stated Maturity Date, reduce the principal amount of the Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.


Satisfaction and Discharge

  The Indenture provides that when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at maturity or upon redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.


Subordination

  In the Indenture, the Company has covenanted and agreed that any Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the Subordinated Debentures.

  No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or in the event the acceleration of the maturity thereof has been or would be permitted with notice or the passage of time, or if any judicial proceeding shall be pending with respect to any such default until all amounts due or to become due on the Senior Indebtedness are paid in full in cash or other satisfactory consideration.

  "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Company for which the Company is responsible or liable as obligor or otherwise including principal, premium, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or similar proceedings) for (A) indebtedness of the Company for money borrowed, (B) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (C) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (D) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (E) all obligations of the Company under "keep-well" agreements required by insurance regulators or (F) any obligation referred to in (A) through (E) above of other persons secured by any lien on any property or asset of the Company and (ii) all indebtedness of the Company for obligations of the Company to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred.

  "Indebtedness Ranking on a Parity with the Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company and (ii) Indebtedness represented by the Other Debentures (see "Description of the Capital Securities - Distributions" for definition of Other Debentures). The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Subordinated Debentures.

  "Indebtedness Ranking Junior to the Subordinated Debentures shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Subordinated Debentures.

  "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Subordinated Debentures or Indebtedness Ranking Junior to the Subordinated Debentures, and any deferrals, renewals or extension of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or entered into by the Company. As of December 31, 1996, Senior Indebtedness of the Company aggregated approximately $204.6 million. In addition, because the Company is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries which as of December 31, 1996 were approximately $11.3 billion. See "Risk Factors - Holding Company Structure; Structural Subordination and Leverage".


Restrictions on Transfer

  The Old Subordinated Debentures are transferable only in blocks having an aggregate principal amount of not less than $100,000. Transferability of the New Subordinated Debentures acquired in accordance with the Exchange Offer will not be so restricted.


Governing Law

  The Indenture and the Subordinated Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.


Information Concerning the Debenture Trustee

  The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                  DESCRIPTION OF THE GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. In the event the Exchange Offer is consummated, the Company will exchange the New Guarantee for the Old Guarantee. The New Guarantee Agreement has been qualified under the Trust Indenture Act. The form and terms of the New Guarantee are identical in all material respects to the form and terms of the Old Guarantee, except that the New Guarantee has been registered under the Securities Act. Accordingly, as the context may require, unless expressly stated otherwise, "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee. The First National Bank of Chicago acts as Guarantee Trustee. This summary of certain provisions of the Old Guarantee and the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Old Guarantee and the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.


General

  Under the New Guarantee the Company will irrevocably agree (and under the Old Guarantee has agreed) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the ''Guarantee Payments''), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent the Trust has funds legally available therefor,
(ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate Liquidation Amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent that the Trust has funds legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "- Status" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including policyholder liabilities, and claimants should look only to the assets of the Company for payments thereunder. See "Description of the Subordinated Debentures - General". The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

  The Company has, through the Guarantee, the Declaration, the Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee".


Status

  The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior in right of payment to all Senior Indebtedness and all other liabilities of the Company except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any Other Guarantees and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.
The New Guarantee will rank pari passu with the Old Guarantee.

  The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will not be discharged except (i) by payment of the Guarantee Payments in full to the extent not paid by the Trust or (ii) upon distribution to the holders of the Trust Securities of the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.


Events of Default

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. Subject to certain limited exceptions, the holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights and the obligations of the Company under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.


Certain Covenants of the Company

  In the Guarantee, the Company covenanted that, so long as any Capital Securities remain outstanding, if (a)(i) a Debenture Event of Default shall have occurred and be continuing, or would occur upon the taking of any action specified in clauses (x) through (z) below or (ii) there shall have occurred any event of which the Company has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (B) in respect of which the Company shall not have taken reasonable steps to cure, (b) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (c) the Company shall have elected to exercise its right to extend the interest payment period under the Indenture or with respect to any Other Debentures and such extension shall be continuing, then the Company shall not (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (z) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or pursuant to an acquisition in which fractional shares of the Company's capital stock would otherwise be issued, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for directors, officers, agents or employees of the Company or its subsidiaries or any of the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans).


Amendments and Assignment

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities - Voting Rights; Amendment of the Declaration". All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Termination

  The Guarantee will terminate (a) upon full payment of the applicable Redemption Price of the Capital Securities or (b) upon liquidation of the Trust, the full payment of amounts payable in accordance with the Declaration or distribution of the Subordinated Debentures to the holders of the Trust Securities. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the Trust must restore payment of any sums paid under such Capital Securities or the Guarantee.


Information Concerning the Guarantee Trustee

  The Guarantee Trustee, prior to the occurrence of a default and after the curing or waiving of all defaults that may have occurred with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its subsidiaries may, from time to time, conduct certain banking transactions with the Guarantee Trustee in the ordinary course of business.



Governing Law

  The Guarantee is governed by and construed in accordance with the internal laws of the State of Iowa.


                     DESCRIPTION OF THE OLD SECURITIES

  The forms and terms of the Old Securities are identical in all material respects to the forms and terms of the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction or provide for any increase in the Distribution rate thereon; and (iii) the New Subordinated Debentures will not contain the $100,000 minimum aggregate principal amount transfer restriction or provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to June 21, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to September 30, 1997, then interest will accrue (in addition to the stated interest rate on the Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Subordinated Debentures and Distributions will accumulate (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors - Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Capital Securities."














               RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                 SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) are and will continue to be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee". Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action.

  The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior in right of payment to all Senior Indebtedness and all other liabilities of the Company except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any Other Guarantees and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.


Sufficiency of Payments

  As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Special Event Prepayment Price of the Subordinated Debentures equals the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures matches the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.


Enforcement of Rights of Holders of Capital Securities

  If the Guarantee Trustee fails to enforce the Guarantee, a holder of any Capital Security may institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debentures constitutes an Event of Default under the Declaration.


Limited Purpose of the Trust

  The Capital Securities represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Common Securities and the Old Capital Securities to acquire the Old Subordinated Debentures and exchanging the Old Subordinated Debentures for New Subordinated Debentures in the Exchange Offer pursuant to the Indenture, and engaging in only those activities necessary, advisable or incidental thereto (such as registering the transfer of Capital Securities).


Rights Upon Termination

  Unless the Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities are entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Capital Securities - Liquidation of the Trust and Distribution of Subordinated Debentures". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

  In the opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., Des Moines, Iowa, special counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material
United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchased Old Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The opinion of Tax Counsel is based on current law, certain assumptions set forth therein, certain representations from the Company and certain other information, data, documentation and materials Tax Counsel deems necessary. An opinion of counsel is not binding on the Internal Revenue Service (the "IRS") and, therefore, no assurance can be given that such an opinion will not be challenged by the IRS or would be sustained by a court if challenged.



Classification of the Subordinated Debentures

  In connection with the issuance of the Old Subordinated Debentures, Tax Counsel has rendered (and in connection with the issuance of the New Subordinated Debentures will render) its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Subordinated Debentures were and the New Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.


Classification of the Trust

  In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered (and in connection with the issuance of the New Capital Securities will render) its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust is and will continue to be classified for United States federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally is and will continue to be considered the owner of an undivided interest in the Subordinated Debentures, and each holder is and will continue to be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Subordinated Debentures.


Exchange of Capital Securities

  The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities and the Registration Rights Agreement. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for federal income tax purposes, such exchange should constitute a non-taxable recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange. In addition, the holders of Capital Securities will not recognize taxable gain or loss as a result of the exchange of the Old Subordinated Debentures for the New Subordinated Debentures or the exchange of the Old Guarantee for the New Guarantee.



Interest Income and Original Issue Discount

  Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since, among other things, exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position, based on the advice of Tax Counsel, that the Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Subordinated Debentures would thereafter be treated as OID as long as the Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of interest that accrues in that month at the stated interest rate. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  Because income on the Capital Securities constitutes interest or OID, corporate holders of the Capital Securities are not entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.


Market Discount and Premium

  Holders that did not acquire their interest in the Capital Securities pursuant to an acquisition of Old Capital Securities on their original issue at their original offering price or pursuant to an exchange of such Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may be considered to have acquired their undivided interest in the Subordinated Debentures with market discount, amortizable bond premium or acquisition premium as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.


Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust

  The Company has the right at any time to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Subordinated Debentures may constitute a taxable event to holders of Capital Securities.

  Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "- Sales of Capital Securities" below.


Sales of Capital Securities

  A holder that sells Capital Securities (including a redemption of Capital Securities either on the Stated Maturity Date or upon the occurrence of a Special Event) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (for these purposes, the amount realized on the sale of a Capital Security does not include any amount attributable to accrued interest, which will be taxable as such unless previously taken into account). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (other than stated interest that constitutes ordinary income at the time it is paid or accrued) received on the Capital Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


United States Alien Holders

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is treated as a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or a foreign trust under United States federal income tax rules.

  Under present United States federal income tax law: (i) payments by the Trust or any of its Paying Agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, within the meaning of the Code, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.


Proposed Tax Legislation

  On February 6, 1997, the Proposed Legislation was released. The Proposed Legislation would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Subordinated Debentures, issued on or after the date of first committee action if such debt obligations have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation is similar to legislation proposed by President Clinton in 1996. The Proposed Legislation contains an effective date provision making it applicable to debentures issued prior to the first date of any committee action. The Subordinated Debentures should be considered as having been issued on April 3, 1997, at which time neither of the tax-writing committees of Congress had acted upon the Proposed Legislation. Thus, if the Proposed Legislation were enacted with the proposed effective date, such legislation would not apply to the Subordinated Debentures. There can be no assurance, however, that such effective date will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures, which could give rise to a Tax Event, thereby permitting the Company to cause a redemption of the Subordinated Debentures or a distribution of the Subordinated Debentures in liquidation of the Trust as described more fully under ''Description of the Subordinated Debentures - Special Event Prepayment.''


Information Reporting to Holders

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.


Additional Interest

  The Company does not anticipate that Additional Interest or Additional Distributions will be paid. However, if Additional Interest or Additional Distributions are paid, they will be taxable to the holder as ordinary income (possibly as interest income) in accordance with the holder's method of accounting for tax purposes. At such time, there may be a deemed reissuance of Subordinated Debentures for federal income tax purposes which deemed reissuance may result in OID with respect to the Subordinated Debentures.


Backup Withholding

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                            ERISA CONSIDERATIONS

  The Company, the obligor with respect to the Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person"
(within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance companies pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Subordinated Debentures and to have appointed the Property Trustee.

  Holders of the Old Capital Securities who acquired the Old Capital Securities with assets of any Plan should consult with their ERISA counsel prior to tendering Old Capital Securities in the Exchange Offer.


                     PLAN OF DISTRIBUTION

  The Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by any such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer - Resales of New Capital Securities."

  The Company will not receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

  Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                              LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company. The validity of the New Subordinated Debentures, the New Guarantee and certain matters relating thereto, including United States federal income tax matters, will be passed upon on behalf of the Company and the Trust by Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., Des Moines, Iowa.


                                  EXPERTS

  The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.



















































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  No dealer, salesperson or other individual has been authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by Equitable of Iowa Companies, Equitable of Iowa Companies Capital Trust II or the Initial Purchaser. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Equitable of Iowa Companies or Equitable of Iowa Companies Capital Trust II since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                           ___________________

                            TABLE OF CONTENTS


Available Information                       EQUITABLE OF IOWA
Incorporation of Certain                        COMPANIES
 Documents by Reference                     CAPITAL TRUST II
Summary
Risk Factors
The Trust                                  OFFER TO EXCHANGE ITS
The Company                               8.424% SERIES B CAPITAL
Use of Proceeds from Sale of            SECURITIES WHICH HAVE BEEN
 the Old Capital Securities                REGISTERED UNDER THE
Ratio of Earnings to Fixed              SECURITIES ACT OF 1933 FOR
 Charges                              ANY AND ALL OF ITS OUTSTANDING
Capitalization of the Company       8.424% SERIES A CAPITAL SECURITIES
Summary Financial Information
The Exchange Offer                     (Liquidation Amount $1,000
Description of the Capital                per Capital Security)
 Securities                        fully and unconditionally guaranteed,
Description of the Subordinated           as described herein, by
 Debentures
Description of the Guarantee
Description of the Old                      EQUITABLE OF IOWA
 Securities                                     COMPANIES
Relationship Among the Capital                  _________
 Securities, the Subordinated
 Debentures and the Guarantee                   PROSPECTUS
Certain Federal Income Tax                      __________
 Considerations
ERIS Considerations                             May 7, 1997
Plan of Distribution
Legal Matters
Experts

 UNTIL SEPTEMBER 4, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.